Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "MASTERWORKS 010, LLC", FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF FEBRUARY, A.D. 2020, AT 10:28 O`CLOCK A.M.

Jeffrey W. Bullock, Secretary of State

7850221 8100
SR# 20201073168

Authentication: 202381818
Date: 02-13-20

CERTIFICATE OF FORMATION

OF

MASTERWORKS 010, LLC

1. The name of the limited liability company is Masterworks 010, LLC.

2. The address of its registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 13th day of February, 2020.

Jared W. Poplin, Organizer

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:28 AM 02/13/2020
FILED 10:28 AM 02/13/2020
SR 20201073168 - File Number 7850221